                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities and Exchange Act of
                                     1934



Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                       LEARNING TREE INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

    4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    5)  Total fee paid:

        ------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

    1)  Amount Previously Paid__________________________________________________
    2)  Form Schedule or Registration Statement No.:____________________________
    3)  Filing Party:___________________________________________________________
    4)  Date Filed:_____________________________________________________________

                       LEARNING TREE INTERNATIONAL, INC.
                          6053 West Century Boulevard
                         Los Angeles, California  90045



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                      To Be Held On Friday, March 5, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Learning Tree International, Inc. (the "Company") will be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on Friday, March 5, 1999 at 10:00 a.m. Pacific Standard Time for the following purposes as more fully described in the accompanying Proxy Statement:

          1.   To elect three Class I directors for a term of three years.

          2.   To approve the adoption of the 1999 Stock Option Plan.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 15, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting or at any adjournment thereof. Only stockholders at the close of business on the record date are entitled to vote at the Annual Meeting.

     Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the Annual Meeting.

                               By Order of the Board of Directors,



                               David C. Collins, Ph.D.
                               Chairman of the Board and Chief Executive Officer

January 29, 1999

                       LEARNING TREE INTERNATIONAL, INC.
                          6053 West Century Boulevard
                        Los Angeles, California  90045



                                PROXY STATEMENT

                                 INTRODUCTION

     This Proxy Statement is furnished to the stockholders of Learning Tree International, Inc., a Delaware corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of the Stockholders of the Company to be held at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045 on March 5, 1999 at 10:00 a.m. Pacific Standard Time and at any and all adjournments thereof (the "Annual Meeting").

     At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

     1.   To elect three Class I directors for a term of three years.

     2.   To approve the adoption of the 1999 Stock Option Plan.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     A form of proxy is enclosed for your use. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. If no direction is made, the shares represented by each properly executed unrevoked proxy will be voted "FOR" the election of management's nominees for the Board of Directors and "FOR" the adoption of the 1999 Stock Option Plan. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

     Any proxy given may be revoked at any time prior to its exercise by filing, with the Secretary of the Company, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

     It is contemplated that the solicitation of proxies will be made primarily by mail. Should it, however, appear desirable to do so in order to ensure adequate representation of shares at the Annual Meeting, officers, agents and employees of the Company may communicate with stockholders, banks, brokerage houses and others by telephone, in person or otherwise to request that proxies be furnished. All expenses incurred in connection with this solicitation will be borne by the Company. In following-up the original solicitation of proxies by mail, the Company may make arrangements with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy material to the beneficial owners of the shares eligible to vote at the Annual Meeting and will reimburse them for their expenses in so doing. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about January 29, 1999.

                 VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

Outstanding Shares;  Record Date

     Only holders of record of the Company's voting securities at the close of business on January 15, 1999 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, the Company had issued and outstanding 21,994,507 shares of the Company's Common Stock, the holders of which are entitled to vote at the Annual Meeting. Each share of Common Stock that was issued and outstanding as of the Record Date is entitled to one vote at the Annual Meeting.

     The presence, in person or by proxy, of stockholders entitled to cast at least a majority of the votes entitled to be cast by all stockholders will constitute a quorum for the transaction of business at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth the beneficial ownership of the Common Stock of the Company as of January 15, 1999 by (i) each person or entity known by the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) each of the Company's directors, (iii) each of the persons named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them.


                                                                                          Common Stock/(1)/
                                                                        ---------------------------------------------------
                                                                              Number of                     Percent of
Name and Address of Owner                                                       Shares                         Class
-------------------------                                               ---------------------          --------------------
David C. Collins(1)(3)(4)(5).........................................          5,793,110                       26.3%
Eric R. Garen(3)(6)..................................................          5,249,650                       23.9%
Baron Capital Group, Inc.(7)
  767 Fifth Avenue, 24th Floor
  New York, NY  10153................................................          4,140,700                       18.8%
Massachusetts Financial Services(10)
  500 Boylston Street
  Boston, MA  02116..................................................          2,534,655                       11.5%
Geocapital LLC(8)
  767 Fifth Avenue, 45th Floor
  New York, NY 10153.................................................          1,195,300                        5.4%
Max S. Shevitz(1)....................................................            154,300                        *
Gary R. Wright(1)....................................................            279,000                        1.3%
Alan B. Salisbury(1).................................................            186,115                        *
W. Matthew Juechter..................................................             69,760                        *
Michael W. Kane(2)...................................................             34,836                        *
Theodore E. Guth(1) (9)..............................................          1,331,308                        6.0%
All directors and executive officers as a group (9)..................         11,772,771                       53.5%

-----------------

*  Less than 1%

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after the date as of which information in this table is provided; and for purposes of computing the percentage of outstanding shares held by each person or group on that date, such shares are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares in this table includes 4,500 shares each for Mr. Shevitz, Mr. Wright and Dr. Salisbury, 10,500 shares for Ms. Adams and 6,000 shares for Mr. Guth, which may be issued upon the exercise of vested options that they hold.
(2) The Company has an option to repurchase 13,725 shares from Dr. Kane at a specified price and under certain conditions.
(3) Dr. Collins is the Chairman of the Board of Directors and Chief Executive Officer of the Company and Mr. Garen is the President and a director of the Company. The address of these individuals is Learning Tree International, Inc., 6053 West Century Boulevard, Los Angeles, California 90045-0028.
(4) Includes 197,640 shares owned by Mary C. Adams, the Company's Vice President, Administration and Investor Relations. David C. Collins and Mary C. Adams are married but disclaim beneficial ownership of each other's shares.
(5) Includes 223,320 shares owned by the Collins Family Foundation. The trustees of the Collins Family Foundation are David C. Collins and Mary C. Adams; however, they disclaim beneficial ownership of these shares.
(6) Includes 125,000 shares owned by the Garen Family Foundation. Mr. Garen is a trustee of the Garen Family Foundation; however, he disclaims beneficial ownership of these shares. Also includes 1,325,308 shares held by certain trusts (581,154 shares held by the Nancy Garen 1998 Annuity Trust, 581,154 shares held by the Eric R. Garen 1998 Annuity Trust and 163,000 shares held by the Garen Dynasty Trust) as to which Mr. Garen lacks voting and disposition power and as to which he disclaims beneficial ownership. See footnote 9.
(7) Based upon information contained in the Schedule 13G filed by Baron Capital Group, Inc. ("BCG"), BCG has sole voting and disposition power with respect to 170,000 shares and has shared voting power with respect to the 3,970,700 shares and shared dispositive power. BAMCO, Inc. ("BAMCO") has shared voting power with respect to 3,380,000 of the shares and shared dispositive power. Baron Capital Management, Inc. ("BCM") has shared voting power with respect to 590,700 of the shares and shared dispositive power. Baron Asset Fund ("BAF") has shared voting power with respect to 3,120,000 of the shares and shared dispositive power. Ronald Baron has shared voting power with respect to the 3,970,700 shares and shared dispositive power. Ronald Baron owns a controlling interest in BCG and Ronald Baron and BCG disclaim beneficial ownership of the shares held by their controlled entities (and investment advisory clients thereof) to the extent the shares are held by persons other than Ronald Baron and BCG. BAMCO and BCM are subsidiaries of BCG and they disclaim beneficial ownership of shares held by their investment advisory clients to the extent the shares are held by persons other than BAMCO and BCM. BAF is an investment advisory client of BAMCO.
(8) Based upon information contained in the Schedule 13G filed by Geocapital LLC ("Geocapital"), Geocapital has sole disposition power with respect to 1,195,300 shares and neither sole nor shared voting power.
(9) Mr. Guth has sole voting and disposition power, as Trustee, of the 581,154 shares held by the Nancy Garen 1998 Annuity Trust, the 581,154 shares held by the Eric R. Garen 1998 Annuity Trust and the 163,000 shares held by the Garen Dynasty Trust. See Footnote 6. Mr. Guth also holds, in his own name, and not as Trustee, an option to purchase from the Company 12,000 shares of Common Stock, of which 6,000 shares are vested. Mr. Guth's address is Guth Rothman & Christopher LLP, 10866 Wilshire Boulevard, Suite 1250, Los Angeles, California 90024.
(10) Based upon information contained in the Schedule 13G filed by Massachusetts Financial Services, Massachusetts Financial Services has sole disposition power with respect to 2,534,655 shares and sole voting power with respect to 2,462,455 shares.

                       PROPOSAL 1:  ELECTION OF DIRECTORS

     The Company's Board of Directors has seven members and is divided into three classes, Class I, Class II and Class III. The current terms of the Class I directors expire at the Annual Meeting to be held this year; the terms of the Class II directors will expire at the annual meeting of stockholders to be held in 2000; and the terms of the Class III directors will expire at the annual meeting of stockholders to be held in 2001. The Class I directors are to be elected at the Annual Meeting for a three-year term expiring in 2002. At each subsequent annual meeting of the stockholders, directors will be elected for a full three-year term to succeed the directors whose terms are then to expire.

Information Concerning Nominees and Other Directors

    Name                                                    Age          Position with the Company
 ----------------------------------------------------     -------     -----------------------------------------------
    Class I Directors -- Nominees for Election to
        Terms Expiring in 2002.
    W. Mathew Juechter............................             65        Director
    Alan B. Salisbury.............................             61        Chairman, Learning Tree International USA,
                                                                             Inc., and Director
    Theodore E. Guth..............................             44        Director

    Class II Directors  Present Term Expires in
        2000.
    Michael W. Kane...............................             47        Director
    Max S. Shevitz................................             43        Executive Vice President and Director

    Class III Directors Present Term Expires in
        2001.
    David C. Collins..............................             58        Chairman of the Board of Directors and Chief
                                                                             Executive Officer
    Eric R. Garen.................................             51        President and Director

     Mr. Juechter has been a director of the Company since June 1987. From 1991 to January 1998, he was Chairman of the Board and Chief Executive Officer of ARC International Ltd., a management consulting and training company. Mr. Juechter continues to serve as Chairman of the Board of ARC International Ltd. From 1986 to 1991, Mr. Juechter was Managing Director of IRA, Inc. in St. Paul, Minnesota, a management consulting company. Mr. Juechter was President and Chief Executive Officer of Wilson Learning Corp., a multi-national training organization, from 1977 to 1986. From 1989 to 1997, Mr. Juechter served as Chairman of the Council of Governors of the American Society for Training and Development (ASTD). Mr. Juechter has a Bachelor of Science degree in Engineering from Boston University and a Master's degree in Business Administration from Harvard University.

     Dr. Salisbury has been Chairman of Learning Tree International USA, Inc., the Company's operating subsidiary in the United States, since August 1998, and prior to that was its President and General Manager from the time he joined the company in April 1993. From 1991 until 1993, Dr. Salisbury was Chief Operating Officer of Microelectronics and Computer Technology Corporation (MCC), an organization involved in the research and development of IT products located in Austin, Texas; and from 1987 to 1991, he was President of the Contel Technology Center, the research and development group of an independent telephone company located in Chantilly, Virginia. Dr. Salisbury is a director of Sybase, Inc., a database software developer; Template Software, a vertical applications software provider; and Telepad Corporation, a computer manufacturer. The author of numerous books and articles related to information technology and training, Dr. Salisbury served in the United States Army from 1958 to 1987, from which he retired as Commanding General of the U.S. Army Information Systems Engineering Command. He holds a Bachelor of Science degree (with distinction) from the U.S. Military Academy, and Master's and Ph.D. degrees in Electrical Engineering and Computer Science from Stanford University.

     Mr. Guth has served as a director of the Company since 1999. He is a partner at Guth, Rothman & Christopher LLP, a law firm he founded in 1997. Mr. Guth was previously a partner at the law firm of Irell & Manella LLP from 1985 to 1993 and from 1995 to 1997. From 1993 to 1995, he was the President of Dabney/Resnick, Inc., an investment banking and brokerage firm. Mr. Guth was a full-time professor at the UCLA School of Law from 1981 to 1983. He graduated from Yale Law School in 1978, and from the

University of Notre Dame (summa cum laude, Phi Beta Kappa) in 1975, after completing degrees in biology and in government and international relations.

     Dr. Kane has served as a director of the Company since February 1995. He is President and Chief Executive Officer of M. Kane & Company, Inc., an investment banking firm he founded in 1991 to serve primarily technology companies. Dr. Kane is also chairman and co-founder of Visual Purple LLC, a private company developing and publishing reality-based interactive training simulations for governmental and corporate clients. Previously, he was an investment banker with Oppenheimer and Co., Inc., from 1988 to 1991, and with L.F. Rothschild & Co., from 1987 to 1988. From 1984 to 1987, Dr. Kane practiced primarily corporate and securities law with the law firm of Irell & Manella, and prior to that he was a Project Leader in the Systems Sciences Department of The Rand Corporation and was an independent consultant to the satellite telecommunications industry. Dr. Kane has a Bachelor of Arts degree in Political Science from the University of Wisconsin-Madison and a Master's degree in International Relations, a Ph.D. degree in Political Science and a J.D. degree from the University of California, Los Angeles.

     Mr. Shevitz has been Executive Vice President of the Company since July 1994, and was General Manager of Learning Tree International USA, Inc., a subsidiary of the Company, from September 1988 to December 1993. From January to July 1994, Mr. Shevitz was Executive Vice President at Sigma International, Inc., a customer service training company. From 1986 to 1988, Mr. Shevitz was the founder and President of MD Technology, Inc., a medical diagnostic equipment company. Mr. Shevitz holds a Master's degree in Business Administration with honors from the University of Virginia.

     Dr. Collins, a co-founder of the Company, has been Chairman of the Board and Chief Executive Officer since the Company's business began in 1974 (under the name Integrated Computer Systems Publishing Co., Inc.). Dr. Collins has a Bachelor of Science degree (with distinction) in Electrical Engineering from Stanford University, and Master's and Ph.D. degrees in Electrical Engineering from the University of Southern California.

     Mr. Garen, a co-founder of the Company, has served first as Executive Vice President and then as President of the Company since the Company's business began in 1974. Mr. Garen holds a Bachelor's degree in Electrical Engineering from the California Institute of Technology and a Master's degree in Computer Science from the University of Southern California, both with honors.

     The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the above named nominees unless the stockholder executing such proxy indicates that the proxy shall not be voted for all or any one of the nominees. All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as the Board of Directors recommends.

Board Meetings and Committees

     The Board of Directors held four meetings during the fiscal year ended September 30, 1998. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Options Committee. Each incumbent director attended at least 75% of the aggregate of the number of meetings of the Board and meetings of committees of the Board on which he served during the 1998 fiscal year.

     The Audit Committee comprises Dr. Collins, Dr. Kane and Mr. Juechter. The principal functions of the Audit Committee are to review with the Company's independent auditors and management the plan and results of the Company's independent audit, to review the Company's systems of internal control and to recommend the engagement or the discharging of the Company's independent auditors. The Audit Committee met one time during the 1998 fiscal year.

     The Compensation Committee comprises Dr. Collins, Dr. Kane and Mr. Juechter. The principal functions of the Compensation Committee are to (a) review and make recommendations to the Company's Board of Directors with respect to the direct and indirect compensation and employee benefits of the Chairman, President and other elected officers of the Company, (b) review, administer and make recommendations to the Company's Board of Directors with respect to any incentive plans and bonus plans that include elected officers and (c) review the Company's policies relating to the compensation of senior management and other employees. In addition, the Compensation Committee reviews management's long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites and performs certain other review functions relating to management compensation and employee relations policies. The Compensation Committee met one time during the 1998 fiscal year.

     The Options Committee is comprised of Dr. Collins and Mr. Garen. The functions of the Stock Option committee include addressing matters relating to the Company's stock option plans and making grants and recommendations to the Board of Directors as to grants of stock options. The Options Committee held one meeting during the 1998 fiscal year.

     The Board of Directors does not have a nominating committee.

Compensation of Directors

     No director who is an employee of the Company is compensated for service as a member of the Board of Directors or for service on any committee of the Board of Directors. Compensation for non-employee directors (other than committee chairpersons) consists of a monthly retainer of $1,000. Compensation for non-employee chairpersons of committees consists of an annual retainer of $3,000. Compensation for all non-employee directors also consists of a $500 fee for each Board meeting and a $250 fee for each Committee meeting attended. Directors are reimbursed for travel and out-of-pocket expenses incurred on behalf of the Company.

Quorum; Vote Required

     Directors will be elected by a plurality of the votes cast. Only votes cast for a nominee will be counted, except that each properly executed unrevoked proxy will be voted for three management nominees for the Board of Directors in the absence of instructions to the contrary. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE ABOVE-NAMED NOMINEES.

                             EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to compensation for the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company with annual compensation in excess of $100,000 during the fiscal years ended September 30, 1998, 1997 and 1996:


Summary Compensation Table

                                                        Annual Compensation/(1)/      Long Term
                                             Fiscal     ------------------------     Compensation       All Other
Name and Principal Position                   Year        Salary      Incentive         Options       Compensation/(2)/
-----------------------------------------   ---------   ----------   -----------     ------------   --------------------
David C. Collins                              1998       $310,000      $ 32,001             --            $8,289
 Chairman of the Board of Directors and       1997       $310,000      $103,038             --            $8,124
  Chief Executive Officer                     1996       $300,000      $173,554             --            $3,633

Eric R. Garen                                 1998       $310,000      $ 32,001             --            $6,930
 President and Director                       1997       $310,000      $103,038             --            $6,930
                                              1996       $300,000      $173,554             --            $3,983

Max S. Shevitz                                1998       $169,000      $ 15,260             --            $5,943
 Executive Vice President and Director        1997       $188,006      $182,458          9,000            $7,526
                                              1996       $182,000      $101,982             --            $4,336

Gary R. Wright                                1998       $176,000      $  6,600             --            $7,395
 Vice President--Finance and Chief            1997       $170,000      $ 33,862          9,000            $7,974
  Financial Officer and Secretary             1996       $160,000      $ 22,165             --            $2,250

Alan B. Salisbury                             1998       $191,827      $ 60,795             --            $7,371
 Chairman, Learning Tree International        1997       $180,816      $110,492          9,000            $5,077
  USA, Inc. and Director                      1996       $180,816      $ 76,039             --            $4,291

____________

(1) Certain of the Company's executive officers receive personal benefits in addition to salary and cash bonuses, including car allowances. The aggregate amount of such personal benefits, however, does not exceed the lesser of $50,000 or 10% of the total of the annual salary and bonus reported for the named executive officers.
(2) These amounts represent contributions made by the Company to a defined contribution plan.

Stock Option Plans

1995 Stock Option Plan
----------------------

     In September 1995, the Company adopted the 1995 Stock Option Plan (the "1995 Plan"), which provides for the issuance of incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options to purchase an aggregate of up to 2,250,000 shares of the Common Stock of the Company. The 1995 Plan permits the grant of options to officers, employees, directors and consultants of the Company. At January 15, 1999, the 1995 Plan has less than 350,000 shares of Common Stock remaining for future grants.

     The 1995 Plan is administered by a committee of the Board of Directors (the "Options Committee") composed of Dr. Collins and Mr. Garen, who are not eligible to participate in the Plan. Each option is evidenced by written agreement in a form approved by the Options Committee. No options granted under the 1995 Plan are transferable by the optionee other than by will or by the laws of descent and distribution, and each option is exercisable, during the lifetime of the optionee, only by the optionee.

     Under the 1995 Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of Company's capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the Common Stock on the date of grant. For both incentive stock options and non-qualified stock options, the exercise price must not be less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option is not to exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Options Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can the Options Committee shorten such period to less than six months. Upon exercise of any option granted under the 1995 Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

Option Grants During Fiscal 1998
--------------------------------

     The Company granted approximately 412,000 options during fiscal 1998, of which no options were granted to the executive officers named above.

Aggregated Option Exercises in Fiscal 1998 and Fiscal Year-End Option Values
----------------------------------------------------------------------------

     No options were exercised during fiscal 1998. The following table presents the number and value of exercisable and unexercisable options held by the executive officers named above, as of September 30, 1998:

                                                  Number of Securities                       Value of Unexercised
                                                 Underlying Unexercised                          In-the-Money
                                                    Options at Fiscal                         Options at Fiscal
                                                        Year-End                                 Year-End/(2)/
                                     ---------------------------------------------------------------------------------------
                                          Exercisable           Unexercisable          Exercisable          Unexercisable
                                     --------------------   ---------------------   ------------------   -------------------
Name
----
David C. Collins/(1)/                            --                      --                 --                    --
Eric R. Garen/(1)/                               --                      --                 --                    --
Max S. Shevitz                                2,250                   6,750                 --                    --
Gary R. Wright                                2,250                   6,750                 --                    --
Alan B. Salisbury                             2,250                   6,750                 --                    --

-----------------

(1)  Not eligible for option grants.
(2)  None of the unexercised options were in-the-money  at year-end.

1999 Stock Option Plan
----------------------

     The Company proposes to adopt a new plan, the 1999 Stock Option Plan (the "1999 Plan"), which would authorize the Company to issue a maximum of 1,500,000 shares of Common Stock upon the exercise of stock options granted under the 1999 Plan or an aggregate of 3,750,000 under both the 1995 and 1999 Stock Option Plans. See "Proposal 2: Approval of the 1999 Stock Option Plan."

Other Employee Benefit Plans

     The Company has adopted the Learning Tree International, Inc. Profit-Sharing and Deferred Savings Plan (the "401(k) Plan"), which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"). Under Section 401(k) of the Code, contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and contributions by the Company will be deductible by the Company when made.

     All employees of the Company and its U.S. subsidiary who have attained 18 years of age and have met the plan's service requirements are eligible to participate in the 401(k) Plan. Each eligible employee may contribute to the 401(k) Plan, through payroll deductions, up to 15% of his or her salary, subject to statutory limitations. For fiscal 1998 and 1997, for each $1.00 invested by an employee, the Company contributed $0.75 up to four and one-half percent of such employee's salary. For fiscal 1996 and prior years, for each $1.00 invested by an employee, the Company contributed $0.25 up to one and one-half percent of such employee's salary. In addition, for fiscal 1996 and prior years, the Company made qualified nonelective contributions to the 401(k) Plan on an annual basis that were equivalent to one and one half percent of the annual compensation of the participant. Qualified, nonelective contributions are no longer made to the plan. The 401(k) Plan permits, but does not require, additional contributions to the 401(k) Plan by the Company.

Employment Agreements

     Pursuant to an employment agreement dated as of October 1, 1995 (the "Collins Agreement"), David C. Collins is employed as Chairman of the Board and Chief Executive Officer of the Company. Pursuant to the Collins Agreement, Dr. Collins received an annual base salary and additional incentive compensation based upon the achievement of certain performance targets. In addition, Dr. Collins is entitled to reimbursement of reasonable travel and business entertainment expenses authorized by the Company, as well as certain fringe benefits. In the event of the termination of Dr. Collins' employment with the Company, Dr. Collins has agreed, for a period of one year after the termination, not to offer any service or product in competition with the Company, whether directly or indirectly, in any area served by the Company at the date of termination. On September 30, 1998, the Collins Agreement was renewed through September 30, 1999.

     Pursuant to an employment agreement dated as of October 1, 1995 (the "Garen Agreement"), Eric R. Garen is employed as President of the Company. Pursuant to the Garen Agreement, Mr. Garen received an annual base salary and additional incentive compensation based upon the achievement of certain performance targets. In addition, Mr. Garen is entitled to reimbursement of reasonable travel and business entertainment expenses authorized by the Company, as well as certain fringe benefits. In the event of the termination of Mr. Garen's employment with the Company, Mr. Garen has agreed, for a period of one year after the termination, not to offer any service or product in competition with the Company, whether directly or indirectly, in any area served by the Company at the date of termination. On September 30, 1998, the Garen Agreement was renewed through September 30, 1999.

     Pursuant to an employment agreement dated as of July 18, 1994, as amended (the "Shevitz Agreement"), Max S. Shevitz is employed as Executive Vice President of the Company. Pursuant to the Shevitz Agreement, Mr. Shevitz received an annual base salary, as well as incentive compensation. In addition, Mr. Shevitz has agreed, for a period of two years following the termination of the Shevitz Agreement, not to (i) solicit any of the Company's customers with whom he did business or was acquainted during the term of the Shevitz Agreement and (ii) disclose any information pertaining to the Company's customers or the contents of any mailing list prepared or used by the Company during or prior to the term of the Shevitz Agreement. The Shevitz Agreement is terminable by either party at any time.

     Pursuant to an employment agreement dated as of January 8, 1990, as amended (the "Wright Agreement"), Gary R. Wright is employed as Vice President-Finance and Chief Financial Officer of the Company. Pursuant to the Wright Agreement, Mr. Wright received an annual base salary, as well as incentive compensation. Upon termination of employment by the Company, Mr. Wright will receive severance compensation equal to three months' base salary plus one month's base salary per year of employment subsequent to January 16, 1995, not to exceed eight months' base salary in the aggregate. In addition, Mr. Wright has agreed, for a period of two years following the termination of the Wright Agreement, not to (i) solicit any of the Company's customers with whom he did business or was acquainted during the term of the Wright Agreement and (ii) disclose any information pertaining to the Company's customers or the contents of any mailing list prepared or used by the Company during or prior to the term of the Wright Agreement. The Wright Agreement is terminable by either party at any time.

     Pursuant to an employment agreement dated as of April 19, 1993 (the "Salisbury Agreement"), Alan B. Salisbury is employed as Chairman of Learning Tree International USA, Inc. (the "U.S. Subsidiary"). Pursuant to the Salisbury Agreement, Dr. Salisbury received an annual base salary, as well as incentive compensation. Upon termination of employment with the U.S. Subsidiary, Dr. Salisbury will receive one month's salary per year of employment, with a minimum of at least three months salary, and the pro rata portion of the incentive compensation described above. In addition, Dr. Salisbury has agreed, for a period of two years following the termination of the Salisbury Agreement, not to
(i) solicit any of the U.S. Subsidiary's customers with whom he did business or was acquainted during the term of the Salisbury Agreement and (ii) disclose any information pertaining to the U.S. Subsidiary's customers or the contents of any mailing list prepared or used by the U.S. Subsidiary during or prior to the term of the Salisbury Agreement. The Salisbury Agreement is terminable by either party at any time.

Stockholders Agreement

     Dr. Collins and Mr. Garen have entered into a Stockholders Agreement dated as of October 1, 1995 and amended as of October 23, 1995 (the "Stockholders Agreement"). The Stockholders Agreement provides that (i) the non-transferring stockholder shall have a right of first refusal with respect to any transfer that is not made to certain affiliates or pursuant to either an underwritten public offering or Rule 144 of the Securities Act (a "Restricted Transfer"); and
(ii) in addition to the foregoing restriction, no Restricted Transfer to any person or group involving more than five percent of the then outstanding Common Stock may be effected without the prior consent of the non-transferring stockholder.


                             CERTAIN TRANSACTIONS

     Prior to the 1996 fiscal year, the Company had, from time to time, sold shares of its Common Stock to its employees, including certain of its executive officers and directors. The shares issued in fiscal 1995 and certain of the shares issued in fiscal 1994 are subject to repurchase options, in the event of termination of employment, at the sole discretion of the Company. Such repurchase options expire over a four-year period at a rate of 25% per year. See "Security Ownership of Certain Beneficial Owners and Management".


          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Dr. Collins, who serves as Chairman of the Board and Chief Executive Officer of the Company, is a member of the Compensation Committee.

                     REPORT OF THE COMPENSATION COMMITTEE


Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board of Directors (the "Compensation Committee"), which is composed of the Company's Chairman and Chief Executive Officer and two independent outside directors, is responsible for overseeing and, as appropriate, making recommendations to the Board regarding, the annual salaries and other compensation of the officers of the Company, providing assistance and recommendations with respect to the compensation policies and practices of the Company and assisting with the administration of the Company's compensation plans. Stock option grants are made by the Options Committee, but are considered by the Compensation Committee in its compensation review.

Compensation Policy for Executive Officers
------------------------------------------

     In order to attract and retain well-qualified executives, which the Compensation Committee believes is crucial to the Company's success, the Compensation Committee's general approach to compensating executives is to pay cash salaries which are commensurate with the executives' experience and expertise and, where relevant, are comparable with the salaries paid to executives in competitive businesses. Consequently, except as described below as to Dr. Collins (and except in the case of Eric Garen, the Company's President, whose salary is determined under an employment contract identical to Dr. Collins' contract), base salaries for the Company's executives have been determined as part of the total compensation package by reference to such factors as salary history, competitive factors in the market, and relative merit. The Company has not employed any formal process for evaluating its base salaries, believing that the benefits would not be justified by the costs.

Fiscal 1998 Salary and Incentive Compensation of Chief Executive Officer and
----------------------------------------------------------------------------
Other Officers
--------------

     In the 1998 fiscal year, Dr. David Collins, the Company's Chief Executive Officer and Chairman of the Board of the Directors, received compensation under the terms of an Employment Agreement between the Company and Dr. Collins dated as of October 1, 1995 ("Collins Agreement"). The Collins Agreement provides that Dr. Collins shall receive a base salary of at least $300,000 and also entitles Dr. Collins to participate in an incentive plan each year, whereby he may receive an "on-target" incentive payment of at least $155,000 if certain specified performance criteria are met. As contemplated by the Collins Agreement, Dr. Collins received a base salary of $310,000, and the "on-target" incentive payment was set in fiscal 1998 at $181,567. The Compensation Committee evaluated the base salary and the "on-target" incentive payment and concurred, without the participation of Dr. Collins, in the formula for the incentive payment. The actual incentive compensation earned by Dr. Collins was $32,001. These amounts reflect the terms of the Collins Agreement.

     The basic format for the incentive compensation of Dr. Collins and other line executives has been in place for several years. For fiscal 1998, the plan was modified to incorporate a net income component into the regular incentive ("Regular Incentive") portion of the plan rather than an operating income component. In addition, the net income component received a larger weighting than the operating income component received in 1997. The Regular Incentive pays a specified portion of the participant's salary based on the results for the year in three areas: (1) the "net income component" (weighted 60%), which provides a portion of the Regular Incentive based on the Company achieving a specified operating income (as defined by the plan), (2) the "revenue growth component" (weighted 25%), which provides a portion of the Regular Incentive based upon the Company achieving a specified growth in revenues over the prior year (as defined by the plan) and (3) the "quality component" (weighted 15%), which provides a portion of the Regular Incentive based upon the average rating of the Company's courses based upon reviews completed by course attendees (the target rating being based upon a desired improvement over the prior year's average rating). An executive can earn in excess of the targeted amount for any of these components if the applicable performance factor exceeds the budgeted or targeted level or no Regular Incentive if certain minimum standards are not met. Further, if the Company does not achieve 100% of the net income target, the revenue growth component which would have otherwise been payable will be reduced by multiplying this amount by the percentage of the operating income target actually achieved.

     For officers whose responsibilities are limited to particular business units of the Company, the criteria used relate directly to the units for which they are responsible. Non-line officers generally do not have any portion of their bonus determined by a "quality component", as they have no, or very attenuated, influence over course quality. At or around the beginning of each fiscal year, the budget for each area, and the targeted range of salary to be paid, are set for each individual. In addition, adjustments may be made in the case of any individual as warranted.

     The Compensation Committee has reviewed this plan and believes that it adequately focuses the officers of the Company on the Company's growth and profitability. For fiscal 1999, the Compensation Committee has reviewed the basic structure of the plan and used it, with certain modifications, as the basis for the 1999 compensation plan.

Equity Incentives
-----------------

     The Compensation Committee also believes that equity ownership by key executives provides a valuable incentive and further aligns executives' and stockholders' interests. The Company previously adopted the 1995 Plan, pursuant to which the Company may grant stock options to executives (as well as other employees, directors and consultants) to purchase an aggregate of up to 2,250,000 shares of Common Stock. The exercise price of granted stock options is the market value of the Common Stock on the date of the grant. The 1995 Option Plan is administered by the Stock Option Committee consisting of Messrs. Collins
and Garen.   The Company granted no options to the above named executives in fiscal 1998.

     Messrs. Collins and Garen are not eligible to receive grants under the 1995 Option Plan. The Compensation Committee believes that grants of options for additional equity would not have a measurable effect on the incentives provided to these officers in light of their significant current holdings of Common Stock 26.3% and 23.9% respectively, of the total shares outstanding as of January 15,
1999). The Compensation Committee did not consider alternatives for equity based compensation.

     At January 15, 1999, the 1995 Stock Option Plan has less than 350,000 shares of Common Stock remaining for future grants. The Company proposes to adopt a new plan, the 1999 Stock Option Plan, which would authorize the Company to issue a maximum of 1,500,000 shares of Common Stock upon the exercise of stock options granted under the 1999 Plan. See "Proposal 2: Approval of the 1999 Stock Option Plan."

Deductibility of Executive Compensation
---------------------------------------

     Section 162(m) of the Internal Revenue Code, as amended, could under certain circumstances result in limits on the Company's ability to deduct compensation of $1,000,000 paid to certain executive officers. Exceptions to this deductibility limit may be made for various forms of performance-based compensation. Based on the 1998 compensation levels, no such limits on the deductibility of compensation applied for any officer of the Company. While the Company has not adopted a policy specifically prohibiting compensation at a level that would limit deductions, the Compensation Committee does not currently anticipate any restrictions on the future deductibility of compensation for the Company's officers. However, the Compensation Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Code.


January 19, 1999                        COMPENSATION COMMITTEE

                                        Michael W. Kane
                                        W. Mathew Juechter
                                        David C. Collins

                           COMPANY STOCK PERFORMANCE

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act, or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

     The following graph compares the cumulative total stockholder return on the Common Stock of the Company from the date of the Company's initial public offering (December 6, 1995) to September 30, 1998 with the cumulative total return on the NASDAQ Stock Market Composite Index and an appropriate "peer group" index (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on the date of the Company's initial public offering, and reinvestment of all dividends).

               COMPARISON OF THREE-YEAR CUMULATIVE TOTAL RETURN
           AMONG LEARNING TREE INTERNATIONAL, INC., PEER GROUP INDEX
                  AND NASDAQ STOCK EXCHANGE COMPOSITE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

                          LEARNING TREE                       NASDAQ STOCK
MEASUREMENT PERIOD        INTERNATIONAL INC.    PEER GROUP    EXCHANGE COMPOSITE
(FISCAL YEAR COVERED)     COMMON STOCK          INDEX/(1)/    INDEX
-------------------       ------------------    ----------    ------------------
Measurement Pt-12/06/95   $100                  $100          $100
FYE 09/30/96              $308                  $183          $116
FYE 09/30/97              $358                  $271          $159
FYE 09/30/98              $160                  $180          $160

--------------------------------------------------------------------------------
(1) Peer Group index includes: Apollo Group, Inc.; CBT Group PLC; Computer Learning Centers, Inc.; DeVry, Inc.; ITT Educational Services, Inc.; Wave Technologies International, Inc.; The Peer Group Index has been restated to exclude National Education Corp. as it was acquired during 1997 and is no longer publicly traded. The returns of each issuer within the Peer Group Index have been weighted according to such issuer's respective stock market capitalization at the beginning of the period presented.

                      COMPLIANCE WITH SECTION 16(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Company's Common Stock. Directors, executive officers and greater-than-ten-percent stockholders are required by the SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of reports filed with the SEC and submitted to the Company and on written representations by certain directors and executive officers of the Company, the Company believes that all of the Company's directors and executive officers filed all required reports on a timely basis during the past fiscal year.

      PROPOSAL 2:  APPROVAL OF THE ADOPTION OF THE 1999 STOCK OPTION PLAN

     The Company believes that officers and other key employees should have a significant stake in the Company's stock price performance under programs that link compensation to shareholder return. As a result, stock option grants are an integral part of the Company's compensation program. The Company currently relies on a single plan, the 1995 Plan, for these grants and has less than 350,000 shares of Common Stock remaining under the 1995 Plan for future grants. The Company proposes to adopt a new plan, the 1999 Plan, which would authorize the Company to issue a maximum of 1,500,000 shares of Common Stock upon the exercise of stock options granted under the 1999 Plan.

  The full text of the 1999 Plan is attached as Exhibit A to this Proxy
Statement.

Summary Description of the 1999 Plan
------------------------------------

     The 1999 Plan would provide for the issuance of incentive stock options within the meaning of Section 422 of the Code and non-qualified stock options to purchase an aggregate of up to 1,500,000 shares of the Common Stock of the Company. The 1999 Plan would permit the grant of options to officers, employees, directors and consultants of the Company.

     The 1999 Plan would be administered by the Options Committee, which is composed of Dr. Collins and Mr. Garen, who are not eligible to participate in the Plan. Each option would be evidenced by written agreement in a form approved by the Options Committee. No options granted under the 1999 Plan would be transferable by the optionee other than by will or by the laws of descent and distribution, and each option would be exercisable, during the lifetime of the optionee, only by the optionee.

     Under the 1999 Plan, the exercise price of an incentive stock option would be at least equal to 100% of the fair market value of the Common Stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of Company's capital stock on the date of grant). The exercise price of a non-qualified stock option would be not less than 75% of the fair market value of the Common Stock on the date of grant. For both incentive stock options and non-qualified stock options, the exercise price must not be less than the par value of a share of the Common Stock on the date of grant. The term of an incentive or non-qualified stock option would not exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Options Committee would have the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event would the Options Committee have the power to shorten such period to less than six months. Upon exercise of any option granted under the 1999 Plan, the exercise price would be payable in cash, and/or such other form of payment as permitted under the applicable option agreement, including, without limitation, previously owned shares of Common Stock.

Federal Income Tax Consequences
-------------------------------

     Nonqualified Stock Options. Under current Federal income tax law, the grant of a nonqualified stock option has no tax effect on the Company or the option holder. If the shares received on exercise of an option are not subject to restrictions on transfer or risk of forfeiture imposed by the Options Committee, the exercise of a nonqualified stock option will result in ordinary income to the option holder equal to the excess of the fair market value of the shares at the time of exercise over the option price. The amount taxed to the option holder as ordinary income is treated as earned income. The option holder's tax basis in the shares will be equal to the aggregate exercise price paid by the option holder plus the amount of taxable income recognized upon the exercise of the option. Upon any subsequent disposition of the shares, any further gain or loss recognized by the option holder will be treated as capital gain or loss. Any capital gain will be long-term capital gain if the shares are held for more than eighteen months after exercise, mid-term capital gain if the shares are held for more than one year but up to eighteen months after exercise and short-term capital gain if the shares are held for one year or less after exercise. Capital losses will be long-term if the holding period is more than one year and short-term otherwise. The Company will normally be allowed, at the time of recognition of ordinary income by the option holder upon exercise, to take a deduction for Federal income tax purposes in an amount equal to such recognized income.

     Incentive Stock Options. The Federal income tax consequences associated with incentive stock options are generally more favorable to the optionee and less favorable to the employer than those associated with nonqualified stock options. Under current Federal income tax law, the grant of an incentive stock option does not result in income to the optionee or in a deduction for the Company at the time of the grant. The exercise of an incentive stock option will not result in income for the option holder if the option holder (i) does not dispose of the shares within two years after the date of grant nor within one year after exercise and (ii) is an employee of the Company or any of its Affiliates from the date of grant until three months before the exercise date. If these requirements are met, the basis of the shares upon later disposition would be the option price. Any gain will be taxed to the option holder as long-term capital gain if the holding period for the stock is more than eighteen months and mid-term capital gain otherwise. The Company will not be entitled to a deduction. The excess of the market value on the exercise date over the option price is an item of tax preference, potentially subject to the alternative minimum tax. If the option holder disposes of the shares prior to the expiration of either of the holding periods described above, the option holder would have compensation taxable as ordinary income, and the Company would be entitled to a deduction equal to the lesser of the fair market value of the shares on the exercise date minus the option price or the amount realized on disposition minus the option price. If the price realized in any such premature sale of the shares exceeds the fair market value of the shares on the exercise date, the excess will be treated as long-term, mid-term or short-term capital gain depending on the option holder's holding period for the shares.

Vote Required

     Under Delaware law and the Company's Bylaws, the 1999 Plan must be approved by the shareholders holding (i) a majority of shares present, or represented, and voting at the Annual Meeting, and (ii) a majority of the required quorum. For this purpose, abstentions and broker non-votes will have no effect on the outcome of the vote unless such shares are necessary to satisfy the quorum requirement, in which case abstentions and broker non-votes will have the effect of a vote against the proposal. A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum. The Company believes that shareholder approval in accordance with its Bylaws will also satisfy the shareholder approval requirement of the Section 162(m) Regulations.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE 1999 STOCK OPTION PLAN.


                             INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended September 30, 1998 were Arthur Andersen, L.L.P. The Board of Directors of the Company has not yet considered the selection of an auditor for the current fiscal year. It is anticipated that the Board will consider the selection and make a decision by July 1, 1999. A representative of Arthur Andersen, L.L.P. will be available at the Annual Meeting to respond to appropriate questions or make any other statements such representative deems appropriate.


                STOCKHOLDERS' PROPOSALS FOR 2000 ANNUAL MEETING

     Pursuant to the Rule 14a-8 of the Securities and Exchange Commission, proposals by eligible stockholders which are intended to be presented at the Company's Annual Meeting of Stockholders in 2000 must be received by the Company by November 3, 1999, in order to be considered for inclusion in the Company's proxy materials.

                                 OTHER MATTERS

     The Board of Directors is not aware of any matter to be acted upon at the Annual Meeting other than described in this Proxy Statement. Unless otherwise directed, all shares represented by the persons named in the accompanying proxy will be voted in favor of the proposals described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders will vote thereon in accordance with their best judgments.


                                   EXPENSES

     The entire cost of soliciting proxies will be borne by the Company. Solicitation may be made by mail. The Company will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward soliciting material to the beneficial owners of the Company's Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

                         ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report for the year ended September 30, 1998 is being mailed to Shareholders along with this Proxy Statement. Item 7 - "Management's Discussion and Analysis of Financial Condition"; Item 8 - "Financial Statements and Supplementary Data"; and Item 9 - "Changes In and Disagreements With Accountants on Accounting and Financial Disclosures of the Annual Report" are incorporated by reference herein. The Annual Report is not to be considered part of the soliciting material except as incorporated by reference herein.


                               By Order of the Board of Directors,



                               David C. Collins, Ph.D.
                               Chairman of the Board and Chief Executive Officer
January 29, 1999

                       LEARNING TREE INTERNATIONAL, INC.
                             1999 STOCK OPTION PLAN



     This 1999 Stock Option Plan is hereby adopted by the Company (capitalized terms not otherwise defined are defined in the final section of this Plan).


1.  Purposes of the Plan.  The purposes of this Plan are:
    --------------------

    .    to attract and retain the best available personnel,

    . to provide additional incentive to Employees, Directors and Consultants, and

    .    to promote the success of the Company's business.


2.  Stock Subject to the Plan.  Subject to the provisions of Section 10, options
    -------------------------
covering no more than one million five hundred thousand (1,500,000) Shares of Common Stock may be granted under the Plan. The Shares may be authorized, but unissued, or reacquired Common Stock. Any unpurchased Shares subject to an Option which terminates or is surrendered pursuant to an Option Exchange Program shall become available for future Option grants unless the Plan has terminated. However, any Shares which the Company re-acquires after issuance pursuant to the exercise of an Option will not be available for future grant under the Plan.

3.  Type of Options; Eligibility. Options granted under the Plan may be either
    ----------------------------
Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Nonstatutory Options may be granted to Directors, Employees and Consultants; Incentive Stock Options may be granted only to Employees unless otherwise permitted under the Code. At the time of grant, the Administrator shall designate whether the Option is an Incentive Stock Option or a Nonstatutory Stock Option. In the absence of a written designation, an Option shall be a Nonstatutory Stock Option. In addition, despite any such designation, any Options which cause the aggregate Fair Market Value of Shares under incentive stock options granted by the Company, or any Parent or Subsidiary to a single Optionee (under all plans of the Company and of any Parent or Subsidiary) to exceed $100,000 will be deemed Nonstatutory Stock Options. For purposes of this Section 3, the Fair Market Value of the Shares shall be determined as of the time of grant. Optionees may be granted more than one Option.

4.  Option Exercise Price and Consideration.  When any Option is granted, the
    ---------------------------------------
Administrator shall determine:

    4.1. Number of Shares.  The number of Shares subject to the Option, except
         ----------------
that no Officer shall be granted Options to purchase more than 250,000 Shares in any fiscal year of the Company unless permitted by the requirements for

"performance-based compensation" within the meaning of Section 162(m).


    4.2.  Exercise Price.  The per share exercise price for the Optioned Shares,
          --------------
which may be more or less than the Fair Market Value, except no Incentive Stock Option may be granted with an exercise price per share less than 100% (110% in the case of an Option granted to a Significant Owner) of Fair Market Value, and no Nonstatutory Stock Option may be granted with an exercise price per share less than 75% of Fair Market Value.

    4.3.  Waiting Period and Exercise Dates.  The period within which the Option
          ---------------------------------
may be exercised and any conditions which must be satisfied before the Option may be exercised. No Option may have an exercise period which extends more than ten years (five years in the case of any Incentive Stock Option granted to a Significant Owner) from the date of grant.

    4.4.  Other Terms and Conditions.  Other terms and conditions including, but
          --------------------------
are not limited to, performance criteria, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Option or the Shares. The Shares received on exercise of any Option may be made subject to a shareholder's agreement or other restriction or option.

5.  Exercise of Option.
    ------------------

    5.1.  Procedure for Exercise.  An Option shall be deemed exercised when the
          ----------------------
Company receives all of the following (which may be waived by the Administrator as permitted by Applicable Laws): (i) written notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, (ii) full payment for the Shares with respect to which the Option is exercised, and
(iii) payment of any required withholding taxes.

    5.2.  No Fractional Shares. An Option may not be exercised for a fraction
          --------------------
of a Share.

    5.3.  Form of Consideration.  The Administrator shall determine the
          ---------------------
acceptable form of consideration and method of payment for exercise of an Option. (In the case of an Incentive Stock Option, the Administrator must determine the acceptable form of consideration at the time of grant.) To the extent permitted by the Administrator, consideration may consist of:

          .  cash;

          .  a promissory note made by the Optionee in favor of the Company;

          . other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

          .  any combination of the foregoing methods of payment; or

          .  such other consideration to the extent permitted by Applicable
             Laws.

    5.4.  Effect on Option.  Exercise of an Option in any manner shall decrease
          ----------------
the number of Shares thereafter available by the number of Shares as to which the Option is exercised, both for purposes of the Plan and for sale under the Option.

6.  Issuance of Shares.
    ------------------

    6.1.  Name for Registration. Shares issued upon exercise of an Option shall
          ---------------------
be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse.


    6.2.  Legal Compliance.  The Company is not obligated to issue any Shares
          ----------------
pursuant to the exercise of an Option unless counsel for the Company is satisfied that the exercise of such Option and the issuance and delivery of such Shares complies with all relevant provisions of Applicable Law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery. The inability of the Company to obtain authority from any regulatory body deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such Shares.

    6.3.  Investment Representations.  As a condition to the exercise of an
          --------------------------
Option, the Company may require that the person exercising such Option represent and warrant that the Shares are being purchased only for investment and without any present intention to sell, transfer or distribute such Shares.

    6.4.  Rights as Stockholder. Until the stock certificate evidencing Shares
          ---------------------
is actually issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), the Optionee will have no right to vote or receive dividends or any other rights as a shareholder with respect to the Optioned Stock, despite any exercise of the Option. Subject to this Section 6, the Company shall issue (or cause to be issued) such stock certificate promptly after an Option is exercised. Except as provided in Section 10, no adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is actually issued.

7.  Withholding Taxes.  Upon (i) the disposition by an Optionee of Shares
    -----------------
acquired pursuant to the exercise of an Incentive Stock Option within two years of the granting of such Incentive Stock Option or within one year after exercise of such Incentive Stock Option, or (ii) the exercise of a Nonstatutory Stock Option, the Company shall have the right to require the Optionee to pay the Company the amount of any taxes (whether of the United States, any foreign jurisdictions or any subdivision thereof) which the Company may be required to withhold with respect to such Shares.

8.  Non-Transferability of Options.
    ------------------------------

    8.1.  No Transfer.  No Option may be sold, pledged, assigned, hypothecated,
          -----------
transferred, or disposed of in any manner other than by will or by the laws of descent or distribution or may be exercised, during the lifetime of the Optionee, by anyone except the Optionee, except that the Administrator may, if it wishes to do so, allow the spouse of the Optionee to hold and/or exercise the Option pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA.

    8.2.  Designation of Beneficiary.  An Optionee may file a written
          --------------------------
designation of a beneficiary who is to receive any Options that remain unexercised in the event of the Optionee's death. If an Optionee is married and the designated beneficiary is not his or her spouse, spousal consent shall be required for such designation to be effective. The Optionee may change such designation of beneficiary at any time by written notice, subject to the above spousal consent conditions.

    8.3.  Effect of No Designation.  If an Optionee dies and there is no living
          ------------------------
beneficiary validly designated under the Plan, the Option may be exercised on behalf of the Optionee to the extent permitted hereunder (i) by the executor or administrator of the estate of the Optionee, or (ii) if the Company does not know that an executor or administrator has been appointed, by the spouse or to any one or more dependents or relatives of the participant as determined by the Company, or (iii) if no spouse, dependent or relative is known to the Company, then by such other person as the Company may designate.

9.  Accelerated Termination of Option Term.
    --------------------------------------

    9.1.  Termination For Cause. Notwithstanding anything to the contrary
          ---------------------
contained in the Plan, no Optionee may exercise any Option (whether otherwise vested or not) at any time following a Termination Event with respect to such Optionee.

    9.2.  Termination Without Cause.  If an Optionee's Continuous Relationship
          -------------------------
terminates (other than as a result of a Termination Event), his or her Option may be exercised only to the extent that the Optionee was entitled to exercise it on the date of termination, and only within such period of time as is determined by the Administrator, and in no event later than the expiration of the term of such Option as set forth in the Option Agreement. In the case of an Incentive Stock Option, the Administrator shall determine such period of time (in no event to exceed ninety (90) days from the date of termination, except where the termination occurs as a result of death or disability, where the maximum period shall be twelve months) at the time that the Option is granted.


10.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset
     ------------------------------------------------------------------------
     Sale.
     ----

     10.1.  Changes in Capitalization.  Subject to any required action by the
            -------------------------
shareholders of the Company, if the outstanding shares of Common Stock are increased, decreased, changed into or exchanged for a different number or kind of shares of securities of the Company through reorganization, recapitalization, reclassification, stock combination, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which Options may be granted under this Plan. A corresponding adjustment changing the number or kind of shares allocated to unexercised Options which have been granted prior to any such change, shall likewise be made. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each share or other unit of any security covered by the Option. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive.

     10.2.  Dissolution or Liquidation.  Any Option to the extent not previously
            --------------------------
exercised will terminate immediately prior to the consummation of any dissolution or liquidation of the Company. The Administrator may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Administrator and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable.

     10.3.  Merger or Asset Sale. In the event of a merger of the Company with
            --------------------
into or another corporation, or the sale of substantially all of the assets of the Company, the Administrator, may, in its discretion, do one or more of the following: (i) shorten the period during which Options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an Option is subject;
(iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel any Option upon payment to the Optionee of cash equal to the excess of the Fair Market Value of the number of Shares as to which the Option is then exercisable (at the effective time of the merger, reorganization, sale of other event including to the extent the exercise has been accelerated as contemplated in clause (ii) above) over the aggregate exercise price with respect to such Shares. The Administrator may also provide for one or more of the foregoing alternatives in any particular Option Agreement.

11.  Shareholder Approval.  This Plan is subject to approval by the shareholders
     --------------------
of the Company in compliance with Applicable Law within twelve (12) months after the date the Plan is adopted by the Board. Options may be granted but not exercised prior to shareholder approval of the Plan. If stockholder approval is not obtained within the applicable period, any Options granted shall terminate retroactively as of the date they were granted.

12.  Administration of the Plan.
     --------------------------

     12.1.  Procedure.
            ---------

            12.1.1.  Administrator.  The Plan shall be administered by (A) the
                     -------------
Board or (B) a committee designated by the Board which is constituted to satisfy Applicable Laws. To the extent it is involved in such matters, any Committee must comply with any applicable requirements (i) of Rule 16b-3 for exempt acquisitions with respect to Option grants to Officers or Directors and (ii) for the Options to qualify as "performance-based compensation" under Section 162(m) with respect to Option grants "covered employees" within the meaning of Section 162(m). If permitted by the applicable rules, the Administrator may be different bodies with respect to Directors, Officers who are not Directors, and Employees who are neither Directors nor Officers.

            12.1.2.  Regulation of Committee.  Once appointed, any Committee
                     -----------------------
shall serve in its designated capacity until otherwise directed by the Board. The Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and substitute new members, fill vacancies (however caused), and remove all members of the Committee and thereafter directly administer the Plan, all to the extent permitted by Applicable Laws, and to the extent relevant, the rules for qualification as "performance-based compensation" under Section 162(m) and/or exempt acquisitions under Rule 16b-3.

     12.2.  Powers of the Administrator.  Subject to the provisions of the Plan
            ---------------------------
and, in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority in its discretion to take any action provided in this Plan, including without limitation:

     . to determine the Optionee, exercise price, number of shares of Common Stock to be covered by, and terms and conditions of each Option granted hereunder;

     .  to approve forms of Option Agreement;

     . to modify or amend any Option (subject to Section 13), including reducing the exercise price of any Option to the then current Fair Market Value if the Fair Market Value of the Common Stock covered by such

        Option shall have declined since the date the Option was granted;

     . to authorize any person to execute any instrument required to effect the grant of an Option on behalf of the Company;

     .  to institute an Option Exchange Program;

     .  to construe and interpret the terms of the Plan;

     . to prescribe, amend and rescind rules and regulations relating to the Plan; and

     . to make all other determinations deemed necessary or advisable for administering the Plan.

     12.3.  Effect of Administrator's Decision.  The Administrator's decisions,
            ----------------------------------
determinations and interpretations shall be final and binding on all Optionees and any other holders of Options.

13.  Amendment and Termination of the Plan
     -------------------------------------

     13.1.  Amendment and Termination. This Plan shall become effective upon its
            -------------------------
adoption by the Board and continue in effect for a term of ten (10) years, except that the Board may at any time amend, alter or suspend or terminate the Plan.

     13.2.  Shareholder Approval.  The Company shall be required to obtain
            --------------------
shareholder approval of any Plan amendment only to the extent necessary and desirable to comply with Rule 16b-3, with Section 422 or 162(m) of the Code or with any Applicable Laws, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted. Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by Applicable Law. If the Company purports to grant Options covering more than the number of Shares which may be issued under the Plan without additional shareholder approval, such Option shall be void (and the Optionee will have no right against the Company) with respect to such excess Optioned Stock, unless shareholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with this Section 13.2.

     13.3.  Effect of Amendment or Termination.  No amendment, alteration,
            ----------------------------------
suspension or termination of the Plan shall impair the rights of an Optionee, unless mutually agreed otherwise between the Optionee and the Administrator. Any such agreement must be in writing and signed by the Optionee and the Company.

14.  Rights of Participants and Beneficiaries.  The Company shall pay all
     ----------------------------------------
amounts payable hereunder only to the Optionee or beneficiaries entitled thereto pursuant to the Plan. The Company shall not be liable for the debts, contracts or engagements of any Optionee or his or her beneficiaries, and rights to Shares or cash payments under the Plan may not be taken in execution by attachment or garnishment, or by any other legal or equitable proceeding, while in the hands of the Company.

15.  Reservation of Shares.  During the term of this Plan, the Company will
     ---------------------
reserve a sufficient number of Shares to satisfy the requirements of the Plan.

16.  No Right to Continued Employment.  Neither the Plan nor any Option shall
     --------------------------------
confer upon an Optionee any right with respect to continuing the Optionee's employment or consulting relationship with the Company, nor shall they interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time, with or without cause.

17.  Governing Law.  The Plan shall be governed by, and construed in accordance
     -------------
with the laws of the State of Delaware (without giving effect to conflicts of law principles).

18.  Definitions.  As used herein, the following definitions shall apply:
     -----------

     "Administrator" means the Board or any Committee administering the Plan in accordance with Section 12.

     "Applicable Laws" means the legal requirements relating to the administration of stock option plans under state corporate and securities laws and the Code.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986 and related regulations, as amended.

     "Committee" means any Committee appointed by the Board in accordance with
     Section 12.

     "Common Stock" means the Common Stock, $.0001 par value, of the Company.

     "Company" means Learning Tree International, Inc.

     "Consultant" means any person, including an advisor, engaged by the Company, a Parent or Subsidiary to render services and who is compensated for such services.

     "Continuous Relationship" means that the employment or consulting relationship or directorship is not interrupted or terminated by the Company, any Parent or Subsidiary. Continuous Relationship shall not be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, any such leave may not exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company polices) or statute; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor. In the case of a consultant, the manner of determining the duration of the "Continuous Relationship" may be set out in the Option Agreement, which will then control.

     "Director" means a member of the Board.

     "Disability" means total and permanent disability as defined in Section 22(e)(3) of the Code.

     "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, the National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales are reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Administrator deems reliable;

          (ii) If the Common Stock is quoted on the NASDAQ System (but not on the National Market thereof) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in the Wall Street journal or such other source as the Administrator deems reliable;

     In the absence of any established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

     "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     "Nonstatutory Stock Option" means an Option not intended to qualify as an
                                                 ---
     Incentive Stock Option.

     "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     "Option" means a stock option granted pursuant to the Plan.

     "Option Agreement" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Every Option Agreement is subject to the terms and conditions of the Plan.

     "Option Exchange Program" means a plan under which outstanding options are surrendered in exchange for options with a lower exercise price.

     "Optioned Stock" means the Common Stock subject to an Option.

     "Optionee" means an Employee, Director or Consultant who holds an outstanding Option.

     "Parent" means a "parent corporation" of the Company, whether now or hereafter existing, as defined in Section 424(e) of the Code.

     "Plan" means this 1999 Stock Option Plan.

     "Rule 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

     "Section 162(m)" means Section 162(m) of the Code.

     "Share" means a share of the Common Stock, as adjusted in accordance with
     Section 10 of the Plan.

     "Significant Owner" means an Employee who, at the time an Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any

     Parent or Subsidiary.

     "Subsidiary" means a "subsidiary corporation" of the Company, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     "Termination Event" means the determination of the Company that either of the following has occurred: (i) any use or disclosure by an Optionee of confidential information or trade secrets of the Company or any Parent or Subsidiary in violation of any confidentiality, non-competition or nondisclosure agreement by which the Optionee is bound, or (ii) the termination of Optionee's Continuous Relationship for cause as defined pursuant to applicable law, as a result of a breach of Optionee's employment or consulting agreement, theft, fraud or embezzlement, or any disclosure or use of confidential information or trade secrets described in part (i) of this paragraph.

PROXY

                                                 LEARNING TREE INTERNATIONAL, INC.
                                 Proxy for Annual Meeting of Stockholders to be held March 5, 1999

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Learning Tree International,
Inc. ("Learning Tree") dated January 29, 1999 and the accompanying Proxy Statement relating to the above-referenced Annual meeting, and hereby appoints David C. Collins or Eric R. Garen, with full power of substitution in each, as attorneys and proxies of the undersigned.

     Said proxies are hereby given authority to vote all shares of Common Stock, $.0001 par value, of Learning Tree which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Learning Tree, to be held at 10:00 a.m., local time, on Friday, March 5, 1999, at the Sheraton Gateway Hotel, 6101 West Century Boulevard, Los Angeles, California 90045, and
at any and all adjournments or postponements thereof (the "Annual Meeting") on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

     This proxy is solicited by the Board of Directors of Learning Tree, and when properly executed, the shares represented hereby will be voted in accordance with the instructions in this proxy.  If no direction is made, this proxy will be voted FOR the election of all nominees named as Directors of Learning Tree on the reverse side hereof.

              PLEASE DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.



1.    Election of Three (3) Class I Directors:                       2.   Approval of adoption of the 1999 Stock Plan:

       NOMINEES: W. Mathew Juechter;  Theodore E. Guth;
             Alan B. Salisbury

           FOR         AGAINST                                                   FOR         AGAINST
           [_]           [_]                                                     [_]           [_]

Instruction: To WITHHOLD authority to vote for any individual nominee, write that nominee's name in the space provided below:

____________________________________________________________________

  ____________________________________________________________
  In their discretion, the proxies are authorized to vote "FOR" the election of such substitute nominee(s) for directors as the Board of Directors of the
  Company shall select, "FOR" the adoption of the 1999 Stock Option Plan and upon other such matters as may come before the Annual Meeting.

  Dated:____________________________________, 1999
                                                           Note:  Please date and sign exactly as your name(s) appear on this
  ________________________________________________         proxy card. If shares are registered in more than one name, all such
  (Signature)                                              persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as
  ________________________________________________         attorney, executor, administrator, trustee or guardian, please sign in
  (Title)                                                  your official capacity and give your fill title as such. If a partnership, please sign in the partnership name by an authorized
  ________________________________________________         person.
  (Signature if held jointly)